                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Enron Oil and Gas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  [ENRONLOGO]

                            ENRON OIL & GAS COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 June 28, 1999

TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of Enron Oil & Gas Company (the "Company") will be held in Room 5C2 of the Enron Building, 1400 Smith Street, Houston, Texas, at 2:00 p.m. Houston time on Monday, June 28, 1999, for the following purposes:

     1. To elect eleven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

     2. To approve the Amended and Restated 1992 Stock Plan to, among other things, increase the number of shares available for grant by 3,000,000 shares from 9,000,000 shares to 12,000,000 shares of the Company's Common Stock;

     3. To ratify the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as auditors for the Company for the year ending December 31, 1999; and

     4. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Holders of record of Common Stock of the Company at the close of business on May 27, 1999, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Shareholders who do not expect to attend the meeting are encouraged to sign and return the enclosed proxy, for which purpose a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                     By Order of the Board of Directors,

                                     ANGUS H. DAVIS
                                     Vice President, Communications and
                                     Corporate Secretary
Houston, Texas
June 4, 1999

                                  [ENRON LOGO]

                            ENRON OIL & GAS COMPANY
                                PROXY STATEMENT

     The enclosed form of proxy is solicited by the Board of Directors of Enron Oil & Gas Company (the "Company" or "EOG") to be used at the annual meeting of shareholders to be held in Room 5C2 of the Enron Building, 1400 Smith Street, Houston, Texas, at 2:00 p.m. Houston time on Monday, June 28, 1999 (the "Annual Meeting"). The mailing address of the principal executive offices of the Company is 1400 Smith Street, Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately June 4, 1999. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Communications and Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on May 27, 1999, of Common Stock of the Company, par value $.01 per share (the "Common Stock"), will be entitled to one vote per share on all matters submitted to the meeting. On May 27, 1999, the record date, there were outstanding [153,788,967] shares of Common Stock. There are no other voting securities outstanding.

     The Company's summary annual report for the year ended December 31, 1998, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The summary annual report and the Annual Report on Form 10-K contained therein do not constitute a part of the proxy soliciting materials.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eleven directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item) would not have the same effect as a vote withheld with respect to a particular director. Shareholders may not cumulate their votes in the election of directors.

     It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

-------------------------------------------------------------------------------------

[PHOTO]                  FRED C. ACKMAN, 68
                         Director since 1989
                         Mr. Ackman has been a consultant to the oil and gas industry for over six years and has interests in ranching and
                         investments.
-------------------------------------------------------------------------------------
[PHOTO]                  RICHARD A. CAUSEY, 39
                         Director since 1998
                         Mr. Causey is Senior Vice President and Chief Accounting,
                         Information and Administrative Officer of Enron Corp. Prior
                         to his current position, Mr. Causey was Managing Director of
                         Enron Capital & Trade Resources Corp. ("ECT"), a wholly
                         owned subsidiary of Enron Corp. Prior to joining ECT in
                         1991, Mr. Causey was a Senior Manager at Arthur Andersen LLP
                         specializing in the natural gas industry.
-------------------------------------------------------------------------------------
[PHOTO]                  JAMES V. DERRICK, JR., 54
                         Director since 1997
                         Mr. Derrick has served as Senior Vice President and General
                         Counsel of Enron Corp. since June 1991. Prior to joining
                         Enron Corp. in 1991, Mr. Derrick was a partner at the law
                         firm of Vinson & Elkins L.L.P. for more than 13 years.
-------------------------------------------------------------------------------------
[PHOTO]                  JOHN H. DUNCAN, 71
                         Director since 1998
                         Mr. Duncan's principal occupation has been investments since
                         1990. Mr. Duncan is also a director of Enron Corp., EOTT
                         Energy Corp. (the general partner of EOTT Energy Partners,
                         L.P.), Chase Bank of Texas, National Association and Group I
                         Automotive Inc.
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
[PHOTO]                  KEN L. HARRISON, 56
                         Director since 1997
                         Mr. Harrison has served as Vice Chairman of the Board of
                         Enron Corp. since July 1, 1997 and, since 1987, has served as Chairman of the Board and Chief Executive Officer ("CEO")
                         of Portland General Electric Company ("PGE"), an electric
                         utility company, and has served, since its inception in
                         1996, as Chairman of Enron Communications, Inc., both
                         subsidiaries of Enron Corp. Mr. Harrison is also a director of Enron Corp.
-------------------------------------------------------------------------------------
[PHOTO]                  FORREST E. HOGLUND, 65
                         Director since 1987
                         Mr. Hoglund has served as Chairman of the Board of the
                         Company since September 1987, and served as CEO from
                         September 1987 until September 1998. From May 1990 until
                         December 1996, he also served as President of the Company.
                         Mr. Hoglund is also an advisory director of Chase Bank of
                         Texas, National Association.
-------------------------------------------------------------------------------------
[PHOTO]                  KENNETH L. LAY, 57
                         Director since 1985
                         Mr. Lay has been Chairman of the Board and CEO of Enron
                         Corp. for over 13 years. Mr. Lay is also a director of Eli
                         Lilly and Company, Compaq Computer Corporation, Trust
                         Company of the West, EOTT Energy Corp. (the general partner of EOTT Energy Partners, L.P.) and Enron Corp.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
[PHOTO]                  MARK G. PAPA, 52
                         Director since 1998
                         Mr. Papa was elected President and CEO and Director of the
                         Company in September 1998, President and Chief Operating
                         Officer ("COO") in September 1997, President in December
                         1996 and was President North America Operations from
                         February 1994 to September 1998. From May 1986 through
                         January 1994, Mr. Papa served as Senior Vice
                         President-Operations. Mr. Papa joined Belco Petroleum
                         Corporation, a predecessor of the Company, in 1981.
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
[PHOTO]                  EDWARD RANDALL, III, 72
                         Director since 1990
                         Mr. Randall's principal occupation is investments. Mr.
                         Randall is also a director of KN Energy, Inc. and
                         PaineWebber Group Inc.
-------------------------------------------------------------------------------------
[PHOTO]                  JEFFREY K. SKILLING, 45
                         Director since 1997
                         Mr. Skilling has served as President and COO of Enron Corp.
                         since January 1, 1997. From June 1995 until December 1996, he served as CEO and Managing Director of ECT. From August
                         1990 until June 1995, Mr. Skilling served ECT in a variety of senior managerial positions. Mr. Skilling is also a
                         director of Enron Corp.
-------------------------------------------------------------------------------------
[PHOTO]                  FRANK G. WISNER, 60
                         Director since 1997
                         Mr. Wisner has served as Vice Chairman of American
                         International Group Inc. since 1997, following his
                         retirement as U.S. Ambassador to India. American
                         International Group Inc. is an insurance company, which
                         provides risk insurance to companies investing in foreign
                         operations. Mr. Wisner's more than 35-year career with the
                         U.S. State Department, primarily in Africa, Asia and
                         Washington, D.C., included serving as U.S. Ambassador to the
                         Philippines, Egypt and Zambia.
-------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS ON FEBRUARY 15, 1999

     The Company knows of no one who beneficially owns in excess of 5% of the Common Stock of the Company except as set forth in the table below:

                                            AMOUNT AND NATURE OF
                                            BENEFICIAL OWNERSHIP
                                      ---------------------------------
                  NAME AND ADDRESS    SOLE VOTING AND        INVESTMENT       PERCENT
TITLE OF CLASS  OF BENEFICIAL OWNER   INVESTMENT POWER       POWER ONLY       OF CLASS
--------------  -------------------   ----------------       ----------       --------
Common          Enron Corp.              82,270,000(5)                         53.52%
                1400 Smith Street
                Houston, Texas 77002

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS AND MANAGEMENT ON FEBRUARY 15, 1999

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                            -------------------------------------------
                                                                                            SOLE VOTING
                                                            SOLE VOTING    SHARED VOTING    AND LIMITED
                                                                AND             AND            OR NO
                                                            INVESTMENT      INVESTMENT      INVESTMENT     PERCENT
TITLE OF CLASS                     NAME                     POWER(1)(2)        POWER         POWER(3)      OF CLASS
--------------                     ----                     -----------    -------------    -----------    --------
Enron Oil &     Fred C. Ackman............................      29,500                                          *
  Gas Company   James V. Derrick, Jr. ....................         500                                          *
  Common Stock  John H. Duncan............................      18,225         21,775                           *
                Ken L. Harrison...........................       1,300(5)       1,000                           *
                Forrest E. Hoglund........................   2,211,773        405,000(4)       61,467        1.73
                Kenneth L. Lay............................      20,000(5)      30,000                           *
                Mark G. Papa..............................     444,727         24,000          32,867           *
                Edward Randall, III.......................      31,500                                          *
                Edmund P. Segner, III.....................      83,333                          6,747           *
                Jeffrey B. Sherrick.......................     143,650                         23,492           *
                Jeffrey K. Skilling.......................     100,000(5)                                       *
                Dennis M. Ulak............................     150,437                         20,047           *
                Frank G. Wisner...........................       3,500                                          *
                All directors and executive officers as a
                  group
                (18 in number)............................   4,027,498(5)     481,775         224,723        3.03

Enron Corp.     Richard A. Causey.........................      53,211                         26,244           *
  Common Stock  James V. Derrick, Jr. ....................     665,339                         17,741           *
                John H. Duncan............................      82,871         27,848             278           *
                Ken L. Harrison...........................     193,785                         62,545           *
                Forrest E. Hoglund........................      99,090         30,000(4)          102           *
                Kenneth L. Lay............................   3,190,482        559,137(6)      117,511        1.14
                Mark G. Papa..............................       6,845         11,233          22,470           *
                Edward Randall, III.......................      49,591(7)      25,969(8)                        *
                Edmund P. Segner, III.....................                                      1,210           *
                Jeffrey B. Sherrick.......................         300                          5,769           *
                Jeffrey K. Skilling.......................     866,629                        207,703           *
                Dennis M. Ulak............................                                      3,183(9)        *
                All directors and executive officers as a
                  group
                (18 in number)............................   5,211,085        654,187         504,844        1.87

---------------

 *  Less than 1%.

                                             (Notes continued on following page)

(1) The number of shares of Common Stock of the Company subject to stock options exercisable within 60 days after February 15, 1999 is as follows: Mr. Ackman 27,500 shares; Mr. Hoglund 941,048 shares; Mr. Papa 444,727 shares; Mr. Randall 27,500 shares; Mr. Segner 60,000 shares; Mr. Sherrick 140,650 shares; Mr. Ulak 150,437 shares; Mr. Wisner 3,500 shares; and all directors and executive officers as a group, 2,555,879 shares.

(2) The number of shares of Enron Corp. Common Stock subject to stock options exercisable within 60 days after February 15, 1999, is as follows: Mr. Causey 49,121 shares; Mr. Derrick 648,611 shares; Mr. Duncan 23,208 shares, for which he has shared voting and investment power for 22,888 of such shares; Mr. Harrison 190,202 shares; Mr. Lay 2,741,640 shares, for which he has shared voting and investment power for 188,846 of such shares; Mr. Skilling 734,190 shares; and all directors and executive officers as a group, 4,386,972 shares.

(3) Includes shares held under the Enron Corp. Savings Plan (the "Savings Plan") and/or the Enron Corp. Employee Stock Ownership Plan (the "ESOP"). Participants in the Savings Plan have sole voting power and limited investment power with respect to Enron Corp. shares in the Savings Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the ESOP. Also includes restricted shares of Common Stock of the Company and Enron Corp. held under the Company's 1992 Stock Plan and Enron Corp.'s 1991 Stock Plan for which participants have sole voting power and no investment power until such shares vest in accordance with plan provisions. After vesting, the participant has sole investment and voting powers.

(4) Includes 405,000 shares with respect to Company Common Stock and 30,000 shares with respect to Enron Corp. Common Stock held in a charitable foundation in which Mr. Hoglund has no pecuniary interest.

(5) Does not include 82,270,000 shares owned by Enron Corp. in which each of Messrs. Lay, Harrison and Skilling and Ms. Rebecca Mark, in their capacities as Chairman of the Board, Vice Chairman of the Board, President and Vice Chairman, respectively, of Enron Corp., has sole voting and investment power pursuant to the provisions of Enron Corp.'s bylaws.

(6) Includes 195,600 shares held in a charitable foundation in which Mr. Lay has no pecuniary interest.

(7) Includes 42,791 shares of Enron Corp. Common Stock held by trusts of which Mr. Randall is trustee and in which Mr. Randall disclaims beneficial ownership.

(8) Shares of Enron Corp. Common Stock held by trusts of which Mr. Randall is trustee and in which Mr. Randall disclaims beneficial ownership.

(9) Includes 169 shares with shared voting power.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit Committee is the communication link between the Board of Directors and independent auditors of the Company. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants as auditors for the Company and reviews as deemed appropriate the scope of the audit, the accounting policies and reporting practices, the system of internal controls, compliance with policies regarding business conduct and other matters. The Audit Committee met three times during the year ended December 31, 1998, and is currently composed of Messrs. Ackman (Chairman), Randall and Wisner.

     The Compensation Committee is responsible for administration of the Company stock plans and approval of compensation arrangements of senior management. The Compensation Committee met four times during the year ended December 31, 1998, and is currently composed of Messrs. Randall (Chairman), Ackman and Wisner.

     The International Strategy Committee provides a forum for the consideration of international business opportunities and for the discussion of international business and political developments that could affect project operations and development. The International Strategy Committee met three times during the year ended December 31, 1998, and is currently composed of Messrs. Wisner (Chairman), Ackman and Randall.

     The Company does not have a standing nominating committee.

     The Board of Directors held four regularly scheduled meetings and three special meetings during the year ended December 31, 1998. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which the director served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     During 1998, each director who was not an employee of the Company, Enron Corp. or its affiliates ("nonemployee director"), received annual fees of $35,000 for serving as a director and $10,000 for each committee of which such director served as a Chairman. Total directors fees earned in 1998 were $152,500.

     The Company maintains the Enron Oil & Gas Company 1996 Deferral Plan (the "1996 Deferral Plan") under which nonemployee directors can defer fees to a later specified date. The 1996 Deferral Plan credits interest based on fund elections chosen by participants. In 1998, two nonemployee directors participated in the 1996 Deferral Plan.

     Nonemployee directors also participate in the Enron Oil & Gas Company 1993 Nonemployee Director Stock Option Plan (the "Director Stock Option Plan"), which was approved by Company shareholders at the 1993 annual meeting. Under the terms of the Director Stock Option Plan, each nonemployee director receives on the date of each annual meeting an option to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each nonemployee director who is elected or appointed to the Board of Directors for the first time after an annual meeting is granted on the date of such election or appointment, an option to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Director Stock Option Plan vest 50% after one year and 100% after two years of service as a director following the date of grant. All options expire ten years from the date of grant. During 1998, Messrs. Ackman, Randall and Wisner were granted a total of 21,000 options at an exercise price of $23, and Mr. Duncan was granted a total of 7,000 options at an exercise price of $14.1875.

     In addition to grants made under the Director Stock Option Plan, a special one-time grant was made outside of any stock option plan to the four nonemployee directors and the five directors who are Enron Corp. employees. Grants to Messrs. Ackman and Randall were in recognition of efforts required to finalize the Business Opportunity Agreement (See page 19). Mr. Wisner's grant was in recognition of consultation and visits on behalf of the Company related to international strategy and negotiation. Grants to Mr. Duncan and the five directors who are Enron Corp. employees were intended to better align their interests to the interests of the Company's shareholders. A total of 158,000 options were granted on September 8, 1998, which vest 50% after one year and 100% two years following the date of grant. All options expire ten years from the date of grant. Messrs. Ackman, Randall, and Wisner each had a grant of 35,000 options and Mr. Duncan was granted 18,000 options. Messrs. Lay, Skilling, Harrison, Derrick and Causey each were granted 7,000 options. All options have an exercise price of $14.1875.

                REPORT FROM THE COMPENSATION COMMITTEE REGARDING
                             EXECUTIVE COMPENSATION

     Compensation for Company officers is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed exclusively of outside directors. It is the responsibility of the Committee to develop compensation philosophy, authorize salary increases, annual bonuses and long-term incentive grants for executive officers, and approve other incentive programs, including stock-based programs, consistent with the stated philosophy.

     The Committee believes that appropriately balanced compensation components contribute to the success of the Company. Hay Management Consultants provides an annual analysis of executive base salaries, annual bonuses and long-term incentives paid by the Company as compared to those paid by a number of the industry peer companies included in the "Comparative Stock Performance" section. The Committee believes that the best compensation philosophy is to put a substantial portion of the total compensation package at risk, tied to both the financial results achieved by the Company and the performance of the Common Stock of the Company. A challenge that continues to face companies in the oil and gas industry is the ability to attract and retain high quality employees, and yet remain responsive to the economic demands of a difficult business environment. By mid-year 1998, low product prices contributed to an industry-wide economic down turn, which tended to ease the chronic shortage of technical personnel. This factor was offset somewhat by operational continuity concerns created by the announcement of the possible sale of Enron Corp's interest in EOG. Accordingly, the Committee continued to support EOG's practice of paying base salaries that are above the average of the competitive market, and bonuses and long term incentives which deliver above average compensation if financial results and shareholder return exceed the average achieved by peer companies over a reasonable period of time.

     Annual Bonus Program. All employees are eligible to receive annual bonuses under the Company's Annual Program (the "Program"). Beginning in 1997, funding of the Program was revised to address highly competitive market conditions. Each year, a target bonus pool is established using an approach whereby each Company job position is assigned a market competitive target bonus, expressed as a percentage of salary. The individual bonus targets are then added together to create the target bonus pool. At the end of each year, the Committee approves the actual funding relative to the target based on management's report of the actual performance of the Company, relative to pre-established goals. The goals established for the Company cover factors such as cash flow, net income, production and reserve volume growth, finding costs and rate of return on exploration and development expenditures. These goals are designed to address both current financial performance and the long-term development of the Company (no specific formula is used for weighting the individual performance factors). The target pool allocated to each division or department may then be adjusted up or down, based on the individual division/department's results. Individual employee bonuses are further determined based on individual performance.

     Although 1998 financial results for EOG and its peer companies were generally below expectations, EOG's operating results were outstanding. For this reason, and to minimize attrition and ensure operational continuity as a result of a potential transaction relating to a change of control of the Company in early 1999, the Committee approved a 1998 bonus award fund equal to 100% of target. In addition, as a result of attendant uncertainties regarding the future value of EOG stock due to the formentioned potential transaction, employees were not provided with the opportunity to convert any portion of their bonuses to EOG stock options or EOG phantom stock units.

     Stock Plans. The Company's 1992 and 1994 Stock Plans (the "Stock Plans") are the long-term incentive component for executive officers and other selected employees of the Company. The purposes of the

Stock Plans are to encourage employees who receive grants to develop a proprietary interest in the performance of the Company, to generate an increased incentive to contribute to the future success of the Company, thus enhancing the value of the Company for the benefit of shareholders and to enhance the ability of the Company and its subsidiaries to attract and retain individuals with qualifications essential to the progress, growth and profitability of the Company. Under the Stock Plans, the Committee is authorized to grant awards of stock options, restricted stock and phantom stock units. Stock options are normally granted to executive officers and other selected employees on an annual basis. Stock options normally vest over four years, are exercisable for ten years and are granted at an option price equal to the fair market value of Common Stock on the date of grant. Stock options granted in lieu of bonus cash vest immediately and are exercisable for seven years. The awards under the Stock Plans are made at levels that are not anticipated to generate significant benefits relative to the industry peer group unless the Common Stock performs correspondingly well during the life of the grant. With the success of the Company (and the resulting benefits to its shareholders), this component becomes a larger part of the total compensation package. Occasionally, the Committee grants restricted stock or phantom stock units for specific reasons such as retention or to address external market pressures.

     Reflecting the 14% decrease in natural gas prices received in 1998, the 34% decrease in crude oil prices received in 1998 and the resulting decline in energy stock prices, it became apparent in 1998 that the incentive and retention value of many of the outstanding stock options had become marginal. For this reason, the Committee approved two actions in September 1998: 1) the term of all stock options issued in lieu of incentive bonus cash was increased from five to seven years and 2) a special grant of stock options was made to all employees. These options, which were priced at the fair market value of Common Stock on the date of grant are exercisable for ten years and vest over four years. In addition, in early 1999 a retention bonus program was implemented and outstanding grants under the Company's Stock Plans were revised relative to a change of control of the Company. See "Compensation Arrangements Relative to Change of Control" on page 16 for a detailed discussion.

     Chief Executive Officer Compensation. Effective September 1, 1987, Mr. Hoglund entered into an employment agreement under which he served as Chairman of the Board and Chief Executive Officer. This agreement was subsequently amended to extend the term until September 1, 1998. On that date, Mr. Hoglund's agreement was again amended to provide that he continue his employment with the Company as Chairman of the Board of the Company through September 1, 1999. Mr. Hoglund's annual salary through this period will remain at $570,000. In addition, the term of the grant of stock options made on December 14, 1994 was extended from December 14, 1999 to December 14, 2001.

     In February, 1999, Mr. Hoglund was paid a bonus of $570,000 for 1998 performance. Of this amount, $400,000 was taken in cash and $170,000 was deferred in order to comply with the provisions of the Internal Revenue Code
Section 162(m). (See discussion below).

     On September 8, 1998, Mr. Papa was elected President and Chief Executive Officer. Under the provisions of his employment agreement with the Company, which he entered into on November 7, 1997, Mr. Papa's annual salary will be no less than $400,000. In February 1998, Mr. Papa was granted 40,000 EOG stock options which were priced at the fair market value of Common Stock on the date of grant, consistent with the stated long-term incentive objectives. On September 8, 1998, upon his election to President and Chief Executive Officer, Mr. Papa was granted 300,000 EOG stock options which were priced at the fair market value of Common Stock on the date of grant. For both grants, the options vest over four years, and are exercisable for ten years. In February 1999, Mr. Papa was paid a bonus of $400,000 for 1998 performance.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers of a company, as reported in that company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company has structured the key component of its long-term incentives in the form of stock option grants which comply with the statute. As discussed previously, restricted stock and phantom stock units are granted occasionally, which would not qualify as performance-based compensation under the statute.

Compensation Committee

Edward Randall, III (Chairman)
Fred C. Ackman
Frank G. Wisner

COMPARATIVE STOCK PERFORMANCE

     The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the "SEC"), the graph was prepared based upon the following assumptions:

     1. $100 was invested on December 31, 1993 in Common Stock of EOG, the Standard & Poors 500 (the "S&P 500") and a peer group of independent exploration and production companies (the "Peer Group").

     2. The investments in the Peer Group are weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

     3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Peer Group are as follows: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Maxus Energy Corporation, Noble Affiliates, Inc., Oryx Energy Company, Pioneer Natural Resources Company, Santa Fe Energy Resources Inc., Ocean Energy, Inc. (formerly Seagull Energy Corporation), Union Pacific Resources Company, Union Texas Petroleum Holdings Inc. (acquired by Atlantic Richfield Company on June 29,
1998) and Vastar Resources, Inc.

                           COMPARATIVE TOTAL RETURNS

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                          EOG, S&P 500 AND PEER GROUP
                (Performance Results Through December 31, 1998)

               Measurement Period
             (Fiscal Year Covered)                      EOG             S&P 500          Peer Group
1994                                                         96.68            101.60             86.03
1995                                                        124.48            139.71            101.41
1996                                                        131.60            172.18            128.46
1997                                                        111.07            229.65            118.97
1998                                                         91.00            294.87             85.79

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                                   ALL OTHER
                                               ANNUAL COMPENSATION                 LONG-TERM COMPENSATION         COMPENSATION
                                        ----------------------------------   ----------------------------------   ------------
                                                                 OTHER       RESTRICTED   SECURITIES
                                                                 ANNUAL        STOCK      UNDERLYING     LTIP
                                         SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS/     PAYOUTS
   NAME & PRINCIPAL POSITION     YEAR     ($)        ($)         ($)(1)         ($)        SARS(#)        ($)        ($)(2)
   -------------------------     ----   --------   --------   ------------   ----------   ----------    -------   ------------
Forrest E. Hoglund               1998   $570,000   $570,000     $ 18,601      $      0            0       $ 0       $239,041
 Chairman of the Board           1997   $570,000   $      0     $ 18,297      $      0            0       $ 0       $239,041
                                 1996   $570,000   $      0     $121,088      $      0            0       $ 0       $240,144
Mark G. Papa                     1998   $400,020   $400,000     $ 11,500      $      0      367,500       $ 0       $      0
 President and Chief             1997   $364,592   $ 55,000     $  8,660      $      0       45,130       $ 0       $      0
 Executive Officer               1996   $295,254   $101,250     $ 16,334      $587,500(3)    47,275       $ 0       $  1,103
Edmund P. Segner, III(4)         1998   $320,833   $350,000     $  9,850      $      0      175,000       $ 0       $      0
 Vice Chairman and               1997                                         $238,125(3)   100,000
 Chief of Staff
Dennis M. Ulak                   1998   $294,000   $185,000     $  7,555      $      0      152,500       $ 0       $      0
 President, International        1997   $260,000   $160,000     $  7,656      $      0       33,265       $ 0       $      0
 Operations and Chairman and     1996   $230,000   $101,250     $  4,900      $470,000(3)    28,865       $ 0       $  1,103
 Chief Executive Officer of
 Enron Oil & Gas International,
 Inc.
Jeffrey B. Sherrick(5)           1998   $237,502   $210,000     $  6,300      $      0      175,000       $ 0       $      0
 President and Chief Operating
 Officer of Enron Oil & Gas
 International, Inc.

---------------

(1) No Named Officer had "Perquisites and Other Personal Benefits" with a value greater than the lesser of $50,000 or 10% of reported salary and bonus. The Company maintains the 1996 Deferral Plan under which payment of base salary and annual bonus may be deferred to a later specified date. The 1996 Deferral Plan credits interest based on fund elections chosen by participants. Since earnings on deferred compensation invested in third-party investment vehicles, comparable to mutual funds, need not be reported, no interest has been reported as Other Annual Compensation under the 1996 Deferral Plan during 1996, 1997 and 1998. Other Annual Compensation also includes cash perquisite allowances.

(2) The amounts shown include the value, as of year-end 1996, of Enron Corp. Common Stock allocated during those years to employees' special subaccounts under the ESOP. Also included for Mr. Hoglund in each of 1996, 1997 and 1998 is $239,041 that is attributable to life insurance coverage pursuant to a split-dollar life insurance arrangement.

(3) The following is the aggregate number of shares in unreleased restricted stock holdings of Company Common Stock and its value as of December 31, 1998, for each of the Named Officers: Mr. Papa, 25,000 shares valued at $431,250; Mr. Segner, 6,667 shares valued at $115,006; Mr. Sherrick, 20,000 shares valued at $345,000; and Mr. Ulak, 20,000 shares valued at $345,000. Dividend equivalents accrue from the date of grant and become payable effective with the vesting date of the shares. Restricted stock granted to Mr. Segner on September 9, 1997, vests 33% per year, commencing on the first anniversary of the date of grant. Restricted stock awarded to other Named Officers on January 26, 1996, will vest 50% on January 26, 2002, and 100% on January 26, 2003, subject to early vesting if certain net income goals are achieved in 1999. See Compensation Arrangements Relative to Change of Control for additional discussion of vesting.

(4) Mr. Segner received grants of stock options and restricted stock when he became Vice Chairman and Chief of Staff of the Company in September 1997. However, Mr. Segner did not become an employee and did not begin receiving compensation from the Company until February 1998.

(5) Mr. Sherrick became an executive officer of the Company in March 1998.
                                             (Notes continued on following page)

STOCK OPTION GRANTS DURING 1998

     The following table sets forth information with respect to grants of stock options to the Named Officers reflected in the Summary Compensation Table and all employee optionees as a group. No stock appreciation rights ("SARs") units were granted during 1998, and none are outstanding.

                                                 1998 GRANTS
                          ---------------------------------------------------------
                                        PERCENT OF
                          OPTIONS/     TOTAL OPTIONS
                            SARS        GRANTED TO       AVERAGE
                           GRANTED     EMPLOYEES IN    OPTION PRICE      EXPIRATION
NAME/GROUP                 (#)(2)       FISCAL YEAR     PER SHARE           DATE
----------                ---------    -------------   ------------      ----------
NAMED OFFICERS
--------------
Forrest E. Hoglund                0          .0              N/A               N/A
Mark G. Papa                 27,500(4)       .5          20.5625         11-Feb-05
                             40,000(5)       .7          20.5625         11-Feb-08
                            300,000(6)      5.3          14.1875         08-Sep-08
Edmund P. Segner, III       175,000(6)      3.1          14.1875         08-Sep-08
Dennis M. Ulak               27,500(5)       .5          20.5625         11-Feb-08
                            125,000(6)      2.2          14.1875         08-Sep-08
Jeffrey B. Sherrick          25,000(5)       .4          20.5625         11-Feb-08
                            150,000(6)      2.7          14.1875         08-Sep-08
All Optionees             5,758,095(7)      100%         15.7782(7)(8)   2005-2008
All Shareholders                N/A         N/A              N/A               N/A
Optionees' gain as % of
 all shareholders' gain         N/A                          N/A               N/A


                                  POTENTIAL REALIZABLE VALUE AT
                                     ASSUMED ANNUAL RATES OF
                                    STOCK PRICE APPRECIATION
                                       FOR OPTION TERM(1)
                           -------------------------------------------
NAME/GROUP                 0%(3)          5%                 10%
----------                 -----    --------------      --------------
NAMED OFFICERS
--------------
Forrest E. Hoglund          $ 0     $            0      $            0
Mark G. Papa                $ 0     $      230,203      $      536,470
                            $ 0     $      517,266      $    1,310,853
                            $ 0     $    2,676,733      $    6,783,366
Edmund P. Segner, III       $ 0     $    1,561,427      $    3,956,964
Dennis M. Ulak              $ 0     $      355,620      $      901,212
                            $ 0     $    1,115,305      $    2,826,403
Jeffrey B. Sherrick         $ 0     $      323,291      $      819,283
                            $ 0     $    1,338,366      $    3,391,683
All Optionees               $ 0     $   57,136,570(9)   $  144,795,287(9)
All Shareholders            $ 0     $1,525,374,833(9)   $3,865,599,316(9)
Optionees' gain as % of
 all shareholders' gain     N/A              3.75%               3.75%

---------------

(1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of Company Common Stock.

(2) See "Compensation Arrangements Relative to Change of Control."

(3) An appreciation in stock price, which will benefit all shareholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.

(4) Stock options awarded on February 11, 1998 that became 100% vested on February 11, 1998.

(5) Stock options awarded on February 11, 1998 that vest at the cumulative rate of 20% per year, commencing on the date of grant.

(6) Stock options granted as part of an all-employee retention program on September 8, 1998 that vest at the cumulative rate of 20% per year, commencing on the date of grant.

(7) Includes options granted on September 8, 1998 as part of an all-employee retention program. Also included are options awarded on December 31, 1998 under the All-Employee Stock Option Program to employees hired during 1998.

(8) Weighted average grant price for all stock options for the purchase of Company Common Stock granted to employees in 1998.

(9) Appreciation for all optionees is calculated using the maximum allowable option term of ten years, even though in some cases the actual option term is less than ten years. Appreciation for all shareholders is calculated using an assumed ten-year term, the weighted average exercise price for all optionees of ($15.7782) and the number of shares of Company Common Stock issued and outstanding on December 31, 1998.

AGGREGATED STOCK OPTION/SARS EXERCISES DURING 1998 AND STOCK OPTION/SARS VALUES AS OF
DECEMBER 31, 1998

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options and SARs units held as of the end of the fiscal year:

                                                                               NUMBER OF               VALUE OF UNEXERCISED
                                                                         SECURITIES UNDERLYING             IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS/SARS            OPTIONS/SARS
                                           SHARES                       AT DECEMBER 31, 1998(1)        AT DECEMBER 31, 1998
                                        ACQUIRED ON       VALUE       ---------------------------   ---------------------------
          NAME                          EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----                          ------------   ------------   -----------   -------------   -----------   -------------
Forrest E. Hoglund......  Company               0       $        0      941,048          5,262       $      0      $        0
                          Enron Corp.      34,650       $  925,341       10,000              0       $298,750      $        0
Mark G. Papa............  Company               0       $        0      409,102        332,933       $857,188      $  735,000
                          Enron Corp.      11,650       $  255,003            0              0       $      0      $        0
Edmund P. Segner, III...  Company               0       $        0       60,000        215,000       $107,188      $  428,750
                          Enron Corp.     122,365       $1,530,888            0         53,853              0      $1,308,791
Dennis M. Ulak..........  Company               0       $        0      127,312        162,728       $ 76,563      $  306,250
Jeffrey B. Sherrick.....  Company               0       $        0      121,400        174,155       $111,875      $  367,500

---------------

(1) There are no SARs units applicable to the Named Officers.

RETIREMENT AND SUPPLEMENTAL BENEFIT PLANS

     Enron Corp. maintains the Enron Corp. Cash Balance Plan (the "Cash Balance Plan") which is a noncontributory defined benefit plan to provide retirement income for employees of Enron Corp. and its subsidiaries, including the Company. Through December 31, 1994, participants in the Cash Balance Plan with five years or more of service were entitled to retirement benefits in the form of an annuity based on a formula that uses a percentage of final average pay and years of service. In 1995, Enron Corp.'s Board of Directors adopted an amendment to and restatement of the Cash Balance Plan changing the plan's name from the Enron Corp. Retirement Plan to the Enron Corp. Cash Balance Plan. In connection with a change to the retirement benefit formula all employees became fully vested in retirement benefits earned through December 31, 1994. The formula in place prior to January 1, 1995 was suspended and replaced with a benefit accrual in the form of a cash balance of 5% of annual base pay beginning January 1, 1996. Under the Cash Balance Plan, each employee's accrued benefit will be credited with interest based on ten-year Treasury Bond yields.

     Enron Corp. also maintains a noncontributory ESOP which covers all eligible employees, including employees of the Company. Allocations to individual employees' retirement accounts within the ESOP offset a portion of benefits earned under the Cash Balance Plan. December 31, 1993 was the final date on which ESOP allocations were made to employees' retirement accounts.

     Nonemployee directors are not eligible to participate in the Cash Balance Plan.

     In addition, Enron Corp. has a Supplemental Retirement Plan that is designed to assure payments to certain employees of that retirement income that would be provided under the Cash Balance Plan except for the dollar limitation on accrued benefits imposed by the Internal Revenue Code of 1986, as amended, and a Pension Program for Deferral Plan Participants that provides supplemental retirement benefits equal to any reduction in benefits due to deferral of salary into the Enron Corp. Deferral Plans of Company deferral plans.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels without any projected salary increase and participation until normal retirement at age 65, with respect to the Named Officers under the provisions of the foregoing retirement plan:

                                                     ESTIMATED
                                          CURRENT    CREDITED      CURRENT        ESTIMATED
                                          CREDITED   YEARS OF    COMPENSATION   ANNUAL BENEFIT
                                          YEARS OF    SERVICE      COVERED       PAYABLE UPON
                                          SERVICE    AT AGE 65     BY PLANS       RETIREMENT
                                          --------   ---------   ------------   --------------
Forrest E. Hoglund......................    11.3       11.8        $570,000        $125,599
Mark G. Papa............................    17.6       30.3        $400,020        $131,575
Edmund P. Segner, III...................    10.9       30.7        $350,000        $164,172
Dennis M. Ulak..........................    20.6       40.6        $300,000        $147,148
Jeffrey B. Sherrick.....................     9.4       30.3        $275,004        $100,900

    NOTE: The estimated annual benefits payable are based on the straight life annuity form without adjustment for any offset applicable to a participant's retirement subaccount in the ESOP.

     Messrs. Hoglund, Papa and Segner participate in the Enron Corp. Executive Supplemental Survivor Benefits Plan (the "Survivor Benefit Plan"). In the event of death after retirement, the Survivor Benefit Plan provides an annual benefit to the participant's spouse equal to 50% of the participant's annual base salary at retirement, paid for ten years. The Survivor Benefit Plan also provides that in the event of death before retirement, the participant's spouse receives an annual benefit equal to 30% of the participant's annual base salary at death, paid for the life of the participant's spouse (but for no more than 20 years in some cases).

SEVERANCE PLANS

     The Enron Corp. Severance Pay Plan, as amended, provides for the payment of benefits to employees of Enron Corp. and its subsidiaries, including the Company, who are terminated for failing to meet performance objectives or standards, or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. If the employee signs a Waiver and Release of Claims Agreement, the severance pay benefits are doubled. Under no circumstances will the total severance pay benefit paid under the Enron Corp. Severance Pay Plan exceed 52 weeks of pay. The Company reimburses Enron Corp. for severance plan costs attributable to Company employees. Under the Company's Change of Control Severance Plan, in the event of a change of control of the Company, any eligible employee who is involuntarily terminated within two years following the change of control will receive severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee's annual base pay, plus one month of base pay for each 5% of annual incentive award opportunity under any approved plan. The minimum an employee can receive is six months of base pay. The maximum an employee can receive is the lesser of
2.99 times the employee's average W-2 earnings over the past five years or three times the sum of the employee's annual base pay and 100% of the employee's annual incentive award opportunity under any approved plan. Officers of the Company have the same change of control severance benefits. However, some have higher minimum benefits under contractual arrangements. For a further description of severance arrangements under employment agreements, see "Employment Contracts" below.

COMPENSATION ARRANGEMENTS RELATIVE TO CHANGE OF CONTROL

     In order to ensure continuity of operations in the event of a change of control of the Company, a retention bonus program was approved at a meeting of the Compensation Committee held on January 11, 1999. The plan will only become effective in the event of a change of control of the Company, as defined in the Company's Change of Control Severance Plan. To be eligible to receive the retention bonus, an employee must stay with the Company through the effective date of a change of control and be employed by the acquiring company or an Enron Corp. subsidiary 90 days after the effective date, or be involuntarily terminated, as defined in the Company's Change of Control Severance Plan, by the acquiring company on or within 90 days after the effective date. Eligible employees will receive a bonus equal to the bonus they received in February 1999 (for 1998 performance), payable upon the earlier of 90 days after the effective date of a change of control or upon severance.

     All outstanding grants under the Company's 1992 Stock Plan, 1994 Stock Plan and the Directors' Stock Option Plan, as well as outstanding grants of phantom units under individual grant agreements, were revised to provide for accelerated vesting in the event of a change of control. Upon the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company's Change of Control Severance Plan, stock options and individual grants of phantom units (PSAR's) shall vest and be fully exercisable. In addition, all restrictions placed on each share of non-vested restricted stock or phantom stock units shall lapse and will become fully vested released securities.

     A modification in the treatment of certain outstanding grants of stock options under the Company's 1992 Stock Plan, 1994 Stock Plan, and the Directors' Stock Option Plan, and certain outstanding grants of phantom units under individual grant agreements was approved which will allow employees to request that their rights under various grants be waived in exchange for cash payment based on the grant's theoretical option value as described below. In the event of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, holders of outstanding stock options granted under the Company's Bonus Stock Option Program, the All-Employee Stock Option Program and the Directors' Stock Option Plan at grant prices of greater than $14.1875 and holders of outstanding grants of phantom units under individual grant agreements at grant prices of greater than $14.1875 shall be offered the opportunity to request that their rights under such grants be waived in return for a cash payment equal to 75 percent of the theoretical Black-Scholes value for each grant, as determined on February 2, 1999. Holders of outstanding stock options granted outside of the programs described above, at grant prices greater than $14.1875 shall be offered the opportunity to request that their rights under such grants be waived and to receive as consideration for such waiver, a cash payment equal to 75 percent of the theoretical Black-Scholes value for each grant, as determined on February 2, 1999, only upon an involuntary termination of employment, as defined in the Company's Change of Control Severance Plan.

EMPLOYMENT CONTRACTS

     Effective September 1, 1987, Mr. Hoglund entered into an employment agreement, which as amended, provided that he serve as Chairman of the Board and Chief Executive Officer of the Company until September 1, 1998. On that date, the employment agreement was amended to extend the term until September 1, 1999. As a result of the amendment, Mr. Hoglund will continue to serve as Chairman of the Board from September 1, 1998 until September 1, 1999, and was succeeded as Chief Executive Officer by Mr. Papa on September 1, 1998. The amendment also provided that for those stock options granted to Mr. Hoglund on December 14, 1994, the term was extended from an expiration date of December 14, 1999 to December 14, 2001. Pursuant to the terms of the employment agreement, as amended, Mr. Hoglund's annual base salary during the remaining term will not be less than $570,000, and any annual bonus is at the sole discretion of the Company's Board of Directors. The employment agreement, as amended, also provides for a split-dollar life insurance arrangement, whereby the Company will pay annual premiums of $239,041 per year on a $5 million life insurance policy owned by Mr. Hoglund, with recovery of the cost of such premiums upon Mr. Hoglund's death. In the event of Mr. Hoglund's involuntary termination, he will receive amounts prescribed in the employment agreement, offset against amounts payable under any severance plan maintained for the Company, through the term of the employment agreement. The employment agreement contains noncompete provisions in the event of Mr. Hoglund's termination of employment.

     Mr. Papa entered into an employment agreement with the Company in November 1997 as President and Chief Operating Officer of the Company at a minimum salary of $400,000. Pursuant to the employment agreement, Mr. Papa currently serves as President and Chief Executive Officer. In the event of his involuntary termination, Mr. Papa will receive his salary as if his employment had continued throughout the term of the employment agreement, which expires on October 31, 2001. The employment agreement, as amended in 1999, provides that if Mr. Papa is involuntarily terminated within two years of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, he will be entitled to minimum severance pay equal to 2.99 times his annual base salary, plus two times his annual bonus award opportunity. In addition, Mr. Papa will be entitled to be reimbursed for any excise taxes, interest and penalties which may be payable if payments or benefits he receives due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code. The employment agreement contains a noncompete provision applicable in the event of Mr. Papa's termination of employment. However, in the event of involuntary termination due to change of control, the noncompete provision in Mr. Papa's employment agreement will be waived.

     Mr. Segner entered into an employment agreement with the Company on September 1, 1998 under which he has agreed to serve as Vice Chairman and Chief of Staff with a minimum annual salary of $350,000. In the event of his involuntary termination, Mr. Segner will receive his salary as if his employment had continued throughout the term of the employment agreement, which expires August 31, 2001. The employment agreement, as amended in 1999, provides that if Mr. Segner is involuntarily terminated within two years of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, Mr. Segner will be entitled to minimum severance equal to 2.99 times his then current annual base salary, plus two times his annual bonus award opportunity. In addition, Mr. Segner will be entitled to reimbursement for any excise taxes, interest or penalties which may be payable if payments Mr. Segner receives due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code. The employment agreement contains a noncompete provision applicable in the event of Mr. Segner's termination of employment. However, in the event of involuntary termination due to change of control, the noncompete provision in Mr. Segner's employment agreement will be waived.

     Mr. Ulak entered into an employment agreement with the Company in September, 1998 under which he has agreed to serve as Chairman and Chief Executive Officer of Enron Oil & Gas International, Inc., a wholly-owned subsidiary of the Company. Under this employment agreement, Mr. Ulak's annual salary will be no less than $300,000. The employment agreement, as amended in 1999, provides that in the event of Mr. Ulak's involuntary termination from the Company, Mr. Ulak will be entitled to receive his then current monthly base salary as if his employment had continued for the full term of the employment agreement, which expires on August 31, 2001. If Mr. Ulak is involuntarily terminated within two years of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, Mr. Ulak will be entitled to minimum severance pay equal to 2.99 times his then current annual base salary, plus two times his annual bonus award opportunity. In addition, Mr. Ulak will be entitled to reimbursement for any excise taxes, interest or penalties which may be payable if payments he receives due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code. The employment agreement contains a noncompete provision applicable in the event of Mr. Ulak's termination of employment. However, in the event of involuntary termination due to change of control, the noncompete provision in Mr. Ulak's agreement will be waived.

     Mr. Sherrick entered into an employment agreement with the Company in September 1998 under which Mr. Sherrick has agreed to serve as President and Chief Operating Officer of Enron Oil & Gas International, Inc., a wholly-owned subsidiary of the Company. Under this employment agreement, Mr. Sherrick's annual salary will be no less than $275,000. The employment agreement, as amended in 1999, provides that in the event of Mr. Sherrick's involuntary termination from the Company, Mr. Sherrick will be entitled to receive his then current monthly base salary as if his employment had continued for the full term of the agreement which expires on August 31, 2001. If Mr. Sherrick is involuntarily terminated within two years of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, he will be entitled to minimum severance pay equal to 2.99 times his then current annual base salary, plus two times his annual bonus award opportunity. In addition, Mr. Sherrick will be entitled to reimbursement for any excise taxes, interest and penalties which may be payable if payments he receives due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code. The employment agreement contains a noncompete provision applicable in the event of Mr. Sherrick's termination of employment. However, in the event of an involuntary termination due to a change of control, the noncompete provision in Mr. Sherrick's employment agreement will be waived.

CERTAIN TRANSACTIONS

     Messrs. Derrick, Causey, Harrison, Lay and Skilling are executive officers of Enron Corp. and Mr. Duncan is a director of Enron Corp. The Company has significant business relationships with Enron Corp.

     The Company entered into a Services Agreement (the "Services Agreement") with Enron Corp. effective January 1, 1997, pursuant to which Enron Corp. provides various services, such as maintenance of certain employee benefit plans, provision of telecommunications and computer services, lease of office space, the provision of certain purchasing and operating services and certain other corporate staff and support services. Such services historically have been supplied to the Company by Enron Corp., and the Services Agreement provides for the further delivery of such services substantially identical in nature and quality to those services previously provided. The Company agreed to a fixed rate for the rental of office space and to reimburse Enron Corp. for all other direct costs incurred in rendering services to the Company under the contract and to pay Enron Corp. for allocated indirect costs incurred in rendering such services up to a maximum of approximately $5.1 million in 1998 and $5.3 million in 1997. The limit on cost for the allocated indirect services provided by Enron Corp. to the Company will increase in subsequent years for inflation and certain changes in the Company's allocation bases, but such increase will not exceed 7.5% per year. The Services Agreement is for an initial term of ten years through December 2006 and will continue thereafter until terminated by either party.

     In 1997, the Company and Enron Corp. agreed to replace an existing tax allocation agreement with a new tax allocation agreement. In the new agreement, Enron Corp. agreed to refund a $13 million payment made by the Company pursuant to the existing agreement, the Company agreed to release Enron Corp. from the liabilities assumed related to the $13 million payment and the parties agreed to indemnify each other in a manner consistent with a former agreement. Enron Corp. also advanced the Company approximately $50 million to fund certain federal income taxes related to the 1995 taxable year. This advance is being repaid in annual installments through January 1, 2001.

     In December 1997, Enron Corp. and the Company entered into an Equity Participation and Business Opportunity Agreement (the "Business Opportunity Agreement"), which defines certain obligations that Enron Corp. owes to the Company and relieves Enron Corp. from certain obligations to the Company that it might otherwise have, including the obligation to offer certain business opportunities to the Company. Enron Corp. has advised the Company that, although it believes that it has conducted its business in a manner that is consistent with its duties as a majority shareholder of the Company, it was motivated to enter into the Business Opportunity Agreement because of the difficulty of determining the applicability of the law relating to duties that Enron Corp. may owe to the Company in connection with Enron Corp.'s finance and trading business and because of Enron Corp.'s desire to have more flexibility in pursuing business opportunities identified by or developed solely by Enron Corp. personnel. The Business Opportunity Agreement was approved by the Board of Directors of the Company after it was approved unanimously by a special committee of the Board of Directors consisting of the Company's independent directors. The special committee retained its own legal and financial advisers in connection with its evaluation of Enron Corp.'s proposal, and the Business Opportunity Agreement as executed reflects significant concessions on Enron Corp.'s part resulting from its negotiations with members of the special committee.

     The Business Opportunity Agreement provides generally that, so long as such activities are conducted in compliance with the Business Opportunity Agreement in all material respects, Enron Corp. may pursue business opportunities independently of the Company. The Business Opportunity Agreement contains an acknowledgment by the Company that Enron Corp.'s finance and trading business may result in the acquisition by Enron Corp. of oil and gas properties or companies and that in certain cases Enron Corp. or entities in which Enron Corp. has an interest may acquire such assets pursuant to bidding or auction processes in which the Company is also a bidder. In the Business Opportunity Agreement, the Company acknowledges and agrees that such activities may have an impact on the Company or the price it pays for properties or securities it purchases from others, that Enron Corp. or entities in which it has an interest may acquire direct or indirect interests in oil and gas properties or companies as a result of such activities, may own, operate and control any such assets in connection therewith, and may acquire additional oil and gas properties or companies or pursue opportunities related thereto in connection therewith, in each case without any duty to offer all or any portion of such assets or opportunities to the Company. The Business Opportunity Agreement contains an acknowledgment and agreement by the Company that, to the extent that a court might hold that the conduct of such activity is a breach of a duty to the Company (and without admitting that the conduct of such activity is such a breach of duty), the Company waives any and all claims and causes of action that it may have to claim that the conduct of such activity is a breach of a duty to the Company.

     The Business Opportunity Agreement contains certain restrictions on the conduct of Enron Corp.'s business. It also provides that, except with respect to business opportunities pursued jointly by Enron Corp. and the Company and except as otherwise agreed to between Enron Corp. and the Company, Enron Corp.'s business will be conducted through the use of its own personnel and assets and not with the use of any personnel or assets of the Company. Thus, without the consent of the Company, the finance and trading business conducted by ECT, Enron International Capital & Trade Corp. ("EICT") or other Enron Corp. entities may only involve business opportunities identified by or presented to ECT personnel, EICT personnel or other Enron Corp. personnel and developed and pursued solely through the use of the personnel and assets of ECT, EICT or other Enron Corp. entities. Enron Corp. has agreed that, so long as it controls the Company, it will not pursue any business opportunity a majority of the value of which involves oil and gas properties if the opportunity is first presented to an officer or director of Enron Corp. who is also an officer or director of the Company at the time such opportunity is presented, unless Enron Corp. first offers such opportunity to the Company. The Business Opportunity Agreement states that its provisions relate exclusively to the duties that Enron Corp. owes the Company and that nothing in the Business Opportunity Agreement affects the fiduciary or other duties owed to the Company by any individual director or officer of the Company in his or her capacity as such. In this connection, Enron Corp. has agreed that its representatives on the Board of Directors of the Company will not, for the purpose of enabling Enron Corp. to pursue an opportunity in the oil and gas business, vote in such a manner as to effectively prevent, prohibit or restrict the Company from pursuing such opportunity.

     In consideration for the Company's agreements in the Business Opportunity Agreement, Enron Corp. provided valuable consideration to the Company, including options to purchase common stock of Enron Corp. that gave the Company the opportunity to participate in future appreciation in value of Enron Corp., including any appreciation in value resulting from activities that the Company has agreed to permit Enron Corp. and its subsidiaries to pursue. Enron Corp. granted the Company ten-year options to purchase 3,200,000 shares of Enron Corp. common stock at $39.1875 per share, the closing price per share on the date that the Company's Board of Directors approved the Business Opportunity Agreement. In March, 1999, the Company, Enron Corp. and a third party entered into an assignment agreement pursuant to which the Company would sell all or part of the options to the third party. As of April 15, 1999, the Company had sold to the third party all of its options on the 3,2000,000 shares of Enron Corp. common stock and received in consideration total net proceeds of approximately $83 million. Notwithstanding the sale of the options, any and all rights in, or obligations under, the Business Opportunity Agreement remain solely between the Company and Enron Corp. The Business Opportunity Agreement also included: (i) an agreement to replace the existing services agreement, under which Enron Corp. provides certain services to the Company, with a new services agreement under which the Company's maximum payments to Enron Corp. for allocated indirect costs have been reduced by $2.8 million per year, (ii) an agreement by Enron Corp. relieving the Company of the obligation to bear the costs of any registration of sales by Enron Corp. of shares of common stock of the Company; (iii) an agreement by Enron Corp. to pay the costs of registration of the Company's sales of Enron Corp. common stock acquired upon exercise of the options granted in the Business Opportunity Agreement; (iv) an agreement that if Enron Corp. takes any action that results in the loss by the Company of its status as an "independent producer" under the Code, Enron Corp. will pay the Company each year through 2006 the lesser of (a) $1 million and (b) an amount which, after payment of applicable taxes, will compensate the Company for the additional income tax liability resulting from the loss of independent producer status; (v) an agreement that if Enron Corp. requests that the Company relocate its offices, and if the Company agrees to do so, Enron Corp. will pay the Company's moving expenses, including expenses of building out or refurbishing the space in its new offices and expenses of removing and reinstalling the Company's telecommunications and information systems facilities; and (vi) an agreement by Enron Corp. to reimburse the Company for the costs and expenses of legal and financial consultants retained to assist the special committee in connection with the Business Opportunity Agreement. In addition, pursuant to the Business Opportunity Agreement, Enron Corp. agreed to cause its subsidiary, Houston Pipe Line Company, to enter into various agreements with the Company rearranging certain existing contractual arrangements between them and Enron Corp., and the Company entered into a licensing agreement covering the Enron Corp. name and mark and recognizing that the EOG and EOGI (Enron Oil & Gas International, Inc.) names and marks belong to the Company. In the Business Opportunity Agreement, Enron Corp. and the Company also entered into agreements in principle regarding the manner in which they will share the burdens and benefits of the integrated projects under joint development by Enron Corp. and the Company in Qatar, Mozambique and Uzbekistan. The agreements in principle provide generally that the Company's interests in these projects will be 20%, 20% and 80%, respectively, of the combined ownership interest of the Company and Enron Corp. In December 1998 and March 1999, the Company sold its interests in the Uzbekistan Project and Qatar Project, respectively.

     The Business Opportunity Agreement also contains provisions that give Enron Corp. the right to maintain its equity interest in the Company at certain levels. It provides that if the Company issues additional shares of its capital stock, Enron Corp. will have the right to purchase additional shares of capital stock of the Company as follows: (i) if Enron Corp. owns a majority interest, Enron Corp. will have the right to purchase sufficient shares to permit it to retain its majority interest; (ii) if Enron Corp. does not own a majority interest but accounts for the assets and operations of the Company on a consolidated basis for financial reporting purposes, Enron Corp. will have the right to purchase sufficient shares to permit it to continue to account for the Company on a consolidated basis; and (iii) if Enron Corp. accounts for the assets and operations of the Company using the equity method for financial reporting purposes, Enron Corp. will have the right to purchase sufficient shares to permit it to continue to account for the Company using the equity method. Any such purchase by Enron Corp. will be for cash at 97% of the average closing price per share over a specified 20-day period (reflecting a 3% private placement discount).

     In addition, the Company and Enron Corp. have in the past entered into material intercompany transactions and agreements incidental to their respective businesses, and they may be expected to enter into such transactions and agreements in the future. Such transactions and agreements have related to, among other things, the purchase and sale of natural gas and crude oil, hedging and trading activities, the financing of exploration and development efforts by the Company, and the provision of certain corporate services. During 1998, Enron Corp. and its affiliates paid the Company approximately $36 million as a net result of the foregoing described transactions and agreements. The Company believes that its existing transactions and agreements with Enron Corp. have been at least as favorable to the Company as could be obtained from third parties, and the Company intends that the terms of any future transactions and agreements between the Company and Enron Corp. will be at least as favorable to the Company as could be obtained from third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain of the Company's executive officers and directors and any persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under Section 16(a) during 1998 were timely made, except that Enron Corp. did not timely file one report containing one required transaction, and Gary L. Thomas did not timely file one report containing two required transactions, and John H. Duncan, Loren M. Leiker and Jeffrey B. Sherrick did not timely file their Initial Statements of Beneficial Ownership of Securities on Form 3.

                                    ITEM 2.

              APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK PLAN

GENERAL

     The shareholders first approved the Enron Oil & Gas Company 1992 Stock Plan (the "1992 Stock Plan") at the 1992 Annual Meeting and approved an amended and restated 1992 Stock Plan, effective May 2, 1995, at the 1995 Annual Meeting. The 1992 Stock Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in the Company and give them an additional incentive to use their best efforts for the Company's long-term success. The 1992 Stock Plan permits the granting of (i) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, (ii) stock appreciation rights ("SARs"), (iii) restricted stock and (iv) phantom stock units, any of which may be granted separately or together. Grants may be made to any employee, officer or employee-director of the Company or its affiliates. The 1992 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), each of the members of which meet the definition of nonemployee director in Rule 16b-3 under the Exchange Act. The Committee has the authority to establish administrative rules, to designate individuals to receive awards and the size of such awards, and to set the terms and conditions of awards.

     Stock options permit the recipient to purchase shares of Common Stock, commonly referred to as exercising the option, at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of an SAR is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the SAR. Restricted stock may provide the recipient all of the rights of a shareholder of the Company, including the right to vote the shares and accrue any dividends from the date of grant to the vesting date. However, the stock may not be transferred by the recipient until certain restrictions, such as time, lapse. Upon the vesting of phantom stock units, the holder is entitled to payment in shares of Common Stock at the rate of one share of Common Stock for each such unit, plus accrued dividends for such number of shares of Common Stock from the date of grant to the vesting date, also payable in shares of Common Stock.

     The 1992 Stock Plan contains several provisions so that certain awards under the plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. No individual can be granted more than 2,000,000 stock options or 100,000 SARs in a calendar year. The grant price of a stock option or SAR cannot be less than the fair market value of a share on the date of grant. As of May 20, 1999, the closing price for Common Stock was $19.0625 per share. The 1992 Stock Plan permits the grant of performance-based restricted stock which is either issued or becomes vested based on the attainment of pre-established net income and/or cash flow criteria or is issued in lieu of cash payments under the Company's annual bonus program, based on attainment of the performance criteria established under that program. A maximum of 25,000 shares of performance-based restricted stock can be granted to any individual in a calendar year.

     The Board of Directors cannot increase the number of shares authorized for granting awards under the 1992 Stock Plan, increase the maximum number of options, SARs or performance-based restricted stock that may be granted to any individual in a calendar year, change the minimum option price, extend the maximum period during which awards may be granted, change the class of participants eligible to receive awards or modify the material terms of the 1992 Stock Plan, without obtaining shareholder approval.

CHANGES TO THE 1992 STOCK PLAN

     The Board of Directors desires to amend the 1992 Stock Plan to increase the number of shares authorized for granting awards under the plan, which requires shareholder approval. Amendment of several additional provisions is also presented for approval by shareholders. The following summary description of the proposed amendment and restatement of the 1992 Stock Plan is qualified in its entirety by reference to the full text of the amendment and restatement which is attached to this Proxy Statement as Exhibit A.

     Among the changes effected by the proposed amendment and restatement of the 1992 Stock Plan is an increase in the number of shares of Common Stock available for granting awards. The number of shares authorized for granting awards when the 1992 Stock Plan was first approved in 1992 was 6,000,000 shares (3,000,000 adjusted for a stock split in June 1994), which was increased to 9,000,000 shares in May 1995, with no more than 25% being granted as restricted stock or phantom stock units, in aggregate. Less than 10,000 shares remain available for grant. The proposed amendment and restatement will increase the total shares authorized for grant to 12,000,000 shares of Common Stock, again with no more than 25% being granted as restricted stock or phantom stock units, in aggregate.

     The proposed amendment and restatement of the 1992 Stock Plan incorporates amendments which have been approved by the Board of Directors since May 1995 relative to tax withholding and transferability provisions, which did not require shareholder approval. The proposed amendment and restatement also deletes obsolete provisions relative to pricing of options prior to shareholder approval of the 1995 amendment and restatement and the ability of the Board of Directors to authorize additional shares of Common Stock for granting awards in lieu of other compensation or benefits, such as cash bonus payments, without shareholder approval.

     Approval of the amendment and restatement of the 1992 Stock Plan by the shareholders of the Company is required in order for the plan to continue to comply with Section 162(m) of the Internal Revenue Code with respect to stock options and performance-based restricted stock.

AWARDS UNDER THE PROPOSED AMENDMENT

     Benefits payable or amounts that will be granted after the effective date of the proposed amendment and restatement of the 1992 Stock Plan are not determinable at this time. Approximately 1,190 employees are eligible to receive awards under the plan.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE 1992 STOCK PLAN

     With respect to non-statutory stock options as a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option (an option other than an incentive stock option, which is described below). In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares.

     Upon the exercise of a non-statutory stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonstatutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

     Incentive Stock Options. The incentive stock options under the 1992 Stock Plan are intended to constitute "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). If these conditions are met and no tax is imposed on the optionee, then the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee's alternative minimum taxable income.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Restricted Stock. An individual who has been granted stock under the 1992 Stock Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) as discussed below, the Company will be entitled to a corresponding deduction. Dividend equivalents accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by the Company.

     However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) the Company will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Phantom Stock Units. A recipient of phantom stock units under the 1992 Stock Plan will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. At the time phantom stock units are settled in shares of Common Stock, the recipient will have taxable compensation income and, subject to Section 162(m), the Company will receive a corresponding deduction. The measure of this income and deduction will be the fair market value of the shares at the time the phantom stock units are settled, plus any accrued dividend equivalents; provided, however, that, with respect to a recipient subject to Section 16 of the Exchange Act, unless such recipient elects otherwise, such fair market value will be measured at the time any restrictions imposed with respect to such shares under Section 16 of the Exchange Act subsequently lapse.

     Section 162(m) of the Internal Revenue Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as "performance-based" is specifically exempt from the deduction limit. Based on
Section 162(m) and the regulations issued thereunder, the Company believes that the income generated in connection with the exercise of stock options granted under the 1992 Stock Plan should qualify as performance-based compensation and, accordingly, the Company's deductions for such compensation should not be limited by Section 162(m). The 1992 Stock Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m). The Company believes that certain awards of restricted stock under the 1992 Stock Plan will so qualify and the Company's deductions with respect to such awards should not be limited by
Section 162(m). However, certain awards of restricted stock and all awards of phantom stock units will not qualify as performance-based compensation and, therefore, the Company's compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.

     The 1992 Stock Plan is not qualified under section 401(a) of the Internal Revenue Code.

REQUIRED VOTE AND RECOMMENDATION

     The amendment and restatement of the 1992 Stock Plan shall be approved upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the Amended and Restated 1992 Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 3.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1999.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Restated Certificate of Incorporation and bylaws of the Company, abstentions would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be available to make a statement if such representative desires to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholders may propose matters to be presented at shareholder meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 2000 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2000 must be received by the Company, addressed to Angus H. Davis, Vice President, Communications and Corporate Secretary (the "Secretary"), 1400 Smith Street, Houston, Texas 77002, no later than February 5, 2000, to be included in the Company's proxy statement and form of proxy relating to that meeting.

     In addition to the SEC rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Shareholders of the Company to the Secretary of the Company. To be timely, notice given by a shareholder must be delivered to or mailed and received at the principal executive offices of the Company, 1400 Smith Street, Houston, Texas 77002, no later than February 5, 2000. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder,
(iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in the Company's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

PROPOSALS FOR 1999 ANNUAL MEETING

     The date of delivery to, or receipt by, the Company of any notice from shareholders of the Company regarding business to be brought before the 1999 Annual Meeting of Shareholders of the Company was November 25, 1998. The Company has not received any notices from its shareholders regarding business to be brought before the 1999 Annual Meeting of Shareholders.

NOMINATIONS FOR 2000 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or
(b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice given by a shareholder shall be delivered to or mailed and received at the principal executive offices of the Company, 1400 Smith Street, Houston, Texas 77002, (i) with respect to an election to be held at the Annual Meeting of Shareholders of the Company, on or before February 5, 2000, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors, not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of meeting was made, whichever first occurs. Such notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and
(b) as to the shareholder giving the notice (i) the name and address, as they appear of record on the Company's books, of such shareholders, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

NOMINATIONS FOR 1999 ANNUAL MEETING

     The date for delivery to, or receipt by, the Company of any notice from a shareholder of the Company regarding nominations for directors to be elected at the 1999 Annual Meeting of Shareholders of the Company was November 25, 1998. The Company has not received any notices from its shareholders regarding nominations for directors to be elected at the 1999 Annual Meeting of Shareholders.

                                    GENERAL

     As of the date of this proxy statement, the management of the Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

                                          By Order of the Board of Directors,

                                          ANGUS H. DAVIS
                                          Vice President, Communications and
                                          Corporate Secretary
Houston, Texas
June 4, 1999

                                                                       EXHIBIT A

                    ENRON OIL & GAS COMPANY 1992 STOCK PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JUNE 28, 1999)

SECTION 1. Purpose

     The purposes of this Enron Oil & Gas Company 1992 Stock Plan (the "Plan") are to encourage selected persons employed by Enron Oil & Gas Company together with any successor thereto (the "Company") and its subsidiaries and other eligible Persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its subsidiaries to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

SECTION 2. Administration

     2.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

     2.2 Subject to the terms of the Plan and applicable law, the Committee shall have sole power, authority and discretion to: (i) designate Participants;
(ii) determine the types of Awards to be granted to a Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, under what circumstances and how Awards may be canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     2.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder, and any Employee.

SECTION 3. Shares Available for Awards

     3.1 Shares Available.

          (i) Calculation of Number of shares Available. Twelve million (12,000,000) Shares, subject to adjustment as provided in Section 3.2, shall be available for granting Awards under the Plan.

          Further, if after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award (or to which such Award relates, or the number of shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination) shall again be available for granting Awards under the Plan.

          (ii) Accounting for Awards. For purposes of this Section 3, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

          (iii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     3.2 Adjustments.

          (i) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 3.2(ii), in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

          (ii) If and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and if the grant is an Option, the purchase price per Share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and if the grant is an Option, the purchase price per Share shall be proportionately increased.

SECTION 4. Eligibility

     4.1 Any Employee, including any officer or employee-director of the Company or of any subsidiary, shall be eligible to be designated a Participant. No grant of an Award will be made to a Director of the

Company who is not an Employee. Further, the only class of Employees who shall be eligible to receive grants of Incentive Stock Options under the Plan shall be those Employees who are Employees of the Company or of an entity which is a subsidiary corporation of the Company within the meaning of Section 424(e) or
(f) of the Code. Grants may be made to the same individual on more than one occasion.

     4.2 No individual who is subject to any written agreement with the Company that generally restricts the acquisition of Shares shall be eligible for any grant of an Award while such agreement is in effect.

SECTION 5. Awards

     5.1 Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) Exercise Price. The per Share purchase price of an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share.

          (ii) Time and Method of Exercise. The Committee shall determine the time at which an Option may be exercised in whole or in part. Payment of the exercise price with respect to the exercise of an Option may be made by delivery of cash or already owned Shares deemed to have been held over six months, provided that the use of such Shares shall not result in an earnings charge to the Company. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the third business day following the broker's execution of the sale of Stock for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

          (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

          (iv) Option Agreement. Each Option granted shall be evidenced by an Award Agreement which shall specify the term of the Option as well as vesting and termination provisions.

          (v) Limit on Size of Option Grants. No individual shall be granted Options totaling more than two million (2,000,000) Shares in any single calendar year.

          (vi) Status as Shareholder. Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to the Participant, the Participant (or the person permitted to exercise an Option in the event of the Participant's death or incapacity) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to the Shares acquirable upon an exercise of an Option.

     5.2 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to participants, which Stock Appreciation Rights shall be evidenced by Award Agreements. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one (1) Share on the date of exercise over (ii) the exercise price of the right as specified by the Compensation Committee, which shall not be less than the Fair Market Value of one (1) Share on the day of the grant of the Stock Appreciation Right and in no event less than the par value of one (1) Share. The Compensation Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate; provided that the Compensation Committee shall retain final authority to determine whether (a) the Participant shall be permitted, or (b) to approve an election by Participant, to receive cash in full or partial settlement of Stock Appreciation Rights. No individual shall be granted Stock Appreciation Rights totaling more than one hundred thousand (100,000) Shares in any single calendar year.

          5.3 Restricted Stock

          (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants, which Awards shall be evidenced by Award Agreements.

          (ii) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the number of Shares of Restricted Stock which may be granted shall be limited to not more than twenty-five percent (25%) of the total number of Shares authorized for grant under the Plan.

          (iii) Certificates and Dividends. All dividends and distributions, or the cash equivalent thereof (whether cash, stock or otherwise), on unvested Shares of Restricted Stock shall not be paid to the respective Participant but the value thereof shall be credited by the Company for the account of the Participant. At such time as a Participant becomes vested in a portion of the Award of Restricted Stock Shares, the restrictions thereon imposed by this Section 5.3(iii) shall lapse and certificates representing such vested shares shall be delivered to the Participant along with all accumulated credits for the value of dividends and distributions or the cash equivalent thereof attributable to such vested shares. Interest shall not be paid on any such credits for dividends or distributions or the cash equivalent thereof made by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or the cash equivalent thereof in Shares of the Company rather than in cash or other medium. (If payment is made in Shares, the conversion to Shares shall be at the average Fair Market Value for the five (5) trading days preceding the date of payment.) Credits for the value of dividends and distributions or the cash equivalent thereof made by the Company on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for the value of dividends and distributions or the cash equivalent thereof shall be canceled and shall not be available for future distribution under this Plan.

          (iv) Payment. A Participant shall not be required to make any payment for Awards of Restricted Stock, except to the extent otherwise required by law.

          (v) Forfeiture. Unless the Committee decides otherwise, Shares of non-vested Restricted Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participant's death, Disability, Retirement or Involuntary Termination during the Participant's employment or service, prior to the date the Participant otherwise becomes fully vested in all the Restricted Stock awarded to the Participant, all restrictions placed on each share of Restricted Stock awarded to the Participant shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date the Participant or the Participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

          (vi) Performance-Based Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that (a) the issuance is contingent upon attainment of pre-established performance criteria, (b) restrictions lapse contingent upon attainment of pre-established performance criteria, or (c) the issuance is in lieu of cash payments under the Company's annual bonus program, based upon attainment of the performance criteria established under the terms of the Company's annual bonus program. The performance criteria to be used with such Awards shall be after-tax net income and/or cash flow, at the Company level, as determined at the sole discretion of the Compensation Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable Treasury Regulations. Notwithstanding any other provision of the Plan, no individual shall be granted Awards of Restricted Stock under this Section 5.3(vi) totaling more than twenty-five thousand (25,000) Shares in any single calendar year.

          (vii) Phantom Stock Units. The Committee is authorized to grant Awards of Phantom Stock Units to Participants, which awards shall be evidenced by Award Agreements. Paragraphs (ii), (iii), (iv) and (v) of this Section 5.3 shall apply to Awards of Phantom Stock Units in similar manner as they apply to Shares of Restricted Stock, as interpreted by the Committee, provided, however, the limitation in paragraph (ii) above on the number of Shares of Restricted Stock which may be granted shall apply to the total aggregate number of Awards of Shares of Restricted Stock and Phantom Stock Units. A Phantom Stock Unit is a contractual obligation of the Company equal in value to one Share of the Company, which until paid is an unfunded bookkeeping credit on the records of the Company. Such credit shall be increased by the dividends per Share of the Company after the date of the Award. The portion of such credit attributable to Phantom Stock Units shall be paid under paragraph (iii) above in Shares of the Company.

          5.4 General

          (i) No Cash Consideration for Awards. Except as otherwise provided in the Plan, awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii) Awards May Be Granted Separately or Together. Awards, in the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any subsidiary, may be granted either at the same time as or at a different time from the grant of such other Award or Awards.

          (iii) Limits on Transfer of Awards. No Award (other than Released Securities) and no right under any such Award shall be assignable, alienable, saleable or transferable by a Participant other than:

             (a) by will or by the laws of descent and distribution;

             (b) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

             (c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

                (I) a member of his or her Immediate Family,

                (II) a trust solely for the benefit of the Participant and his or her Immediate Family; or

                (III) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

             (d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant.

          Each transferee described in (b) and (c) above is hereafter referred to an a "Permitted Transferee", provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable Award Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

          The terms and provisions of an Award Agreement shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Award other than by will or by the laws of descent and distribution. An Award shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred Award, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred Award, by the executor or administrator of the Permitted Transferee), and all exercises of an Award shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligation on such exercise or by other arrangements approved in advance by the Committee to provide for such payment.

          (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the date of its grant.

          (v) Rule 16b-3. It is intended that the Plan and any Award made to a Person subject to Section 16 of the Securities Exchange Act of 1934, as amended, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

          (vi) Status of Stock. The Company intends to register for issue under the Securities Act of 1933, as amended ("The Act"), the Shares of Stock acquirable pursuant to Awards under the Plan, and to keep such registration effective throughout the period any Awards are in effect. In the absence of such effective registration or an available exemption from registration under the Act, delivery of Shares of Stock acquirable pursuant to Awards under the Plan shall be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available, Participant (or Participant's estate or personal representative in the event of the Participant's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. No sale or disposition of Shares of Stock acquired pursuant to an Award under the Plan by a Participant shall be made in the absence of an effective registration statement with respect to such shares under the Act unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Act or any other applicable securities laws is first obtained. In the event that a Participant proposes to sell or otherwise dispose of Shares of Stock in such a manner that an exception from the registration requirements of the Act is unavailable for such sale or disposition, and upon request to the Company by the Participant, the Company at its sole cost and expense, shall cause a registration statement to be prepared and filed with respect to such sale or disposition by the Participant and shall use its best efforts to have such registration statement declared effective, and, in connection therewith, shall execute and deliver such documents as shall be necessary, including without limitation, agreements providing for the indemnification of underwriters for any loss or damage incurred in connection with such sale or disposition.

          (vii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including, but not limited to, the provisions of Subsection 5.4 (vi).

SECTION 6. Amendment and Termination

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     6.1 Amendments to the Plan. The Board of Directors in its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time, provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment or alteration shall be made that would:

          (i) increase the total number of Shares available for Awards under the Plan except as provided in Section 3 hereof;

          (ii) change the minimum Option price;

          (iii) change the class of Participants eligible to receive Awards;

          (iv) extend the maximum period during which Awards may be granted under the Plan;

          (v) increase the maximum number of Options that may be granted under
     Section 5.1, Stock Appreciation Rights that may be granted under Section 5.2, or Shares of performance-based Restricted Stock that may be granted under Section 5.3(vi) to any individual in any calendar year; or

          (vi) otherwise modify the material terms of the Plan.

     6.2 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

          A. If a transaction occurs which is not approved, recommended or supported by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction in which either (i) the Company merges or consolidates with any other corporation (other than one of the Company's wholly-owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation),
     (ii) the Company sells all or substantially all of its assets to any other person or entity, or (iii) the Company is dissolved, or (iv) if any third person or entity (other than the trustee or committee of any qualified employee benefit plan of the Company), together with its subsidiaries and Associates shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the Voting Stock of the Company, or (v) the individuals who constitute the members of the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten (10) days of the approval by the stockholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii) or (iii) of this Section 6.2A., or (b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 6.2A., then with respect to outstanding grants of Restricted Stock made under Section 5.3, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options and Stock Appreciation Rights made under
     Section 5.1 or Section 5.2, respectively, all such outstanding Options and Stock Appreciation Rights, irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee thereof and such Options and Stock Appreciation Rights shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options and/or Stock Appreciation Rights held by such grantee multiplied by the difference between (x) and (y) where (y) equals, in the case of Options, the purchase price per Share covered by the Option or, in the case of Stock Appreciation Rights, the grant price of the Stock Appreciation Rights, and (x) equals
     (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place, or (3) the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options and/or Stock Appreciation Rights if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this
     Section 6.2A. consists of
     anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock, Stock Appreciation Rights or Options theretofore granted or the purchase price or grant price per share, if applicable.

          C. Any adjustment provided for in Section 3.2 or Section 6.2 shall be subject to any required stockholder action.

     6.3 Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

SECTION 7. General Provisions

     7.1 No Rights to Awards. No Employee, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     7.2 Withholding. At the request of the Participant, the Company or any subsidiary of the Company is authorized and directed (i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes required in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and (ii) to take such other action, including but not limited to, acceptance of already owned Shares (including Shares acquired from the exercise of an Option or vesting of Shares of Restricted Stock), as may be necessary to satisfy required obligations for the payment of such taxes.

     7.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     7.4 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any subsidiary. Further, the Company or any subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

     7.5 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

     7.6 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     7.7 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary.

     7.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     7.9 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     7.10 No Limitation. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any subsidiary, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto the dissolution or liquidation of the Company or any subsidiary or any sale or transfer of all or any part of the Company or any subsidiary's assets or business, or any other corporate act or proceeding.

     7.11 Securities Laws. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 8. Effective Date of the Plan

     Upon approval by the Stockholders of the Company, represented in person or by proxy, at the Company's 1999 Annual Meeting, the amended and restated Plan shall be effective as of June 28, 1999.

SECTION 9. Term of the Plan

     No Award shall be granted under the Plan after the earlier of (i) ten (10) years from the date of adoption of the Plan by the Stockholders of the Company pursuant to Section 8, or (ii) termination of the Plan pursuant to Section 6.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Committee to amend, alter, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 10. Definitions

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Associate" is used to indicate a relationship with a specified Person and shall mean (i) any corporation, partnership, or other organization of which such specified Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity,
     (iii) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a director or officer of the Company or any of its parents or subsidiaries, and (iv) any person who is a director or officer of such specified Person or any of its parents or subsidiaries (other than the Company or any wholly-owned subsidiary of the Company).

          (b) "Award" shall mean any Option, Stock Appreciation Right, or Restricted Stock granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

          (d) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however and without limitation, any individual, corporation, partnership, group, association, or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two (2) Non-Employee Directors, as defined in Rule 16b-3.

          (g) "Disability" shall mean, with respect to an Employee of the Company or one of its subsidiaries, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or subsidiary covering the Employee at the time.

          (h) "Employee" shall mean any person employed by the Company or any subsidiary.

          (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Shares as reported in the "NYSE-Composite Transactions" section of the Midwest edition of The Wall Street Journal is reported, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

          (j) "Incentive Stock Option" shall mean an option granted under
     Section 5.1 of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (k) "Involuntary Termination" shall mean termination of a Participant's employment with the Company or a subsidiary at the election of the Company or subsidiary, provided such termination is not Termination for Cause. Involuntary Termination shall not include transfer of assignment or location of a Participant where the Participant is employed by the Company, a subsidiary of the Company, Enron Corp., or one of its subsidiaries or affiliated companies, both before and after the transfer, or continued employment with a successor employer immediately following a corporate reorganization or divestiture of assets or stock of the Company or a subsidiary.

          (l) "Non-Qualified Stock Option" shall mean an option granted under
     Section 5.1 of the Plan that is not intended to be an Incentive Stock
     Option.

          (m) "Option" shall mean an Incentive Stock Option or Non-Qualified Stock Option.

          (n) "Participant" shall mean an Employee or other individual described in Sections 4.1 and 4.2 designated to be granted an Award under the Plan.

          (o) "Person" shall mean an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

          (p) "Phantom Stock Unit" shall mean an Award granted under Section 5.3
     (vii) of the Plan.

          (q) "Released Securities" shall mean securities that were Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

          (r) "Restricted Stock" shall mean any Shares granted under Section 5.3 of the Plan.

          (s) "Retirement" shall mean with respect to an Employee of the Company or one of its subsidiaries, after attainment of age 55 with at least 5 years of service, the Employee's termination of employment and eligibility to receive benefits under the Enron Corp. Cash Balance Plan.

          (t) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

          (u) "Shares" shall mean the shares of Common Stock of the Company, and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 3.2 of the Plan.

          (v) "Stock Appreciation Right" shall mean any right granted under
     Section 5.2 of the Plan.

          (w) "Termination for Cause" shall mean termination at the election of the Company or a subsidiary because of the Participant's (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or a subsidiary. Such termination shall be effected by notice thereof delivered by the Company or a subsidiary to the Participant and shall be effective as of the date stated in such notice; provided, however, that if (a) such termination is because of the Participant's willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the

     Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination, if made, shall not be for cause.

          (x) "Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

          (y) Any terms or provisions used herein which are defined in Sections 83, 421, 422, or 424 of the Code or the regulations thereunder, or in Rule 16b-3, shall have the meanings as therein defined.

     Executed as of the      day of        , 1999.

                                            ENRON OIL & GAS COMPANY

                                            By:
                                              ----------------------------------

                                            Title:
                                               ---------------------------------

ATTEST:

By:
    -----------------------------------------------------

Title:
     ----------------------------------------------------

                                  [Enron logo]

                            ENRON OIL & GAS COMPANY

                            ENRON OIL & GAS COMPANY
[ENRON LOGO]
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENRON OIL & GAS COMPANY FOR ANNUAL MEETING ON JUNE 28, 1999

P        THE UNDERSIGNED hereby appoints Forrest E. Hoglund, Barry Hunsaker, Jr., and Angus H. Davis, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of Enron Oil
R   & Gas Company (the "Company") to be held at 2:00 p.m., Houston time, on Monday, June 28, 1999, in Room 5C2 of the Enron
    Building, 1400 Smith Street, Houston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of stock of
O   the Company the undersigned held of record on the books of the Company on the record date for the meeting.

X   ELECTION OF DIRECTORS, NOMINEES:                                                   (change of address/comments)
    Fred C. Ackman, Richard A. Causey, James V.
Y   Derrick, Jr., John H. Duncan, Ken L. Harrison, Forrest   ----------------------------------------------------------------------
    E. Hoglund, Kenneth L. Lay, Mark G. Papa, Edward         ----------------------------------------------------------------------
    Randall, III, Jeffrey K. Skilling, Frank G. Wisner       ----------------------------------------------------------------------
                                                             ----------------------------------------------------------------------
                                                             (If you have written in the above space, please mark the
                                                             corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF
YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.                                          -------------
THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.                                              SEE REVERSE
                                                                                                                           SIDE
                                                                                                                      -------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
    FOR PROPOSALS 1, 2, AND 3.
------------------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
------------------------------------------------------------------------------------------------------------------------------------
                 FOR  WITHHELD                    FOR  AGAINST  ABSTAIN
1. Election of                 2. To approve the                        4. In the discretion of the proxies   Change of Address/
   Directors     [ ]    [ ]        Amended and    [ ]    [ ]      [ ]      named herein, the proxies are      Comments on        [ ]
   (see reverse)                   Restated 1992                           authorized to vote upon other      Reverse Side
                                   Stock Plan.                             matters as are properly brought
For, except vote withheld from                                             before the meeting.
the following nominee(s):
                               3. Ratification of
------------------------------    appointment of  [ ]    [ ]      [ ]
                                  independent
                                  accountants.



                                                                  All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

                                                                  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                                  ------------------------------------------------------------------

                                                                  ------------------------------------------------------------------
                                                                  SIGNATURE(S)                                DATE

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o



[ENRON LOGO]   ENRON OIL & GAS COMPANY            THIS IS YOUR PROXY
                                                YOUR VOTE IS IMPORTANT.


             IF YOU NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

o DIVIDEND CHECKS - ADDRESS CHANGES - LEGAL TRANSFERS

o CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE SHAREHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder.)

           JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                        (800) 519-3111 OR (201) 324-1225
                                  OR WRITE TO:
                          FIRST CHICAGO TRUST COMPANY
                            A DIVISION OF EQUISERVE
                                 P.O. BOX 2500
                           JERSEY CITY, NJ 07303-2500


                  FOR EARNINGS INFORMATION, CALL (800) 808-0363.